UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Sections 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 29, 2003

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                          WAVERIDER COMMUNICATIONS INC.
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               (Exact name of registrant as specified in charter)


                                     NEVADA
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         (State or other jurisdiction of incorporation or organization)



            0-25680                                 33-0264030
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   (Commission File Number)           (I.R.S. Employer Identification Number)



         255 Consumers Road, Suite 500, Toronto, Ontario, Canada M2J 1R4
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               (Address of principal executive offices) (Zip Code)



                                 (416) 502-3200
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              (Registrant's telephone number, including area code)



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          (Former name or former address, if changed since last report)

Item 9:  Regulation FD Disclosure

This document contains forward-looking statements that involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, trends in the development of the Internet as a commercial medium, market acceptance risks, technological development risks, seasonality and other risk factors detailed in our filings with the Securities and Exchange Commission.

A number of shareholders have contacted us questioning one of our proposals in our proxy statement for the 2003 Annual Meeting of shareholders regarding the reverse stock split. Comments have run the full gamut from unconditional support to absolute rejection.

Our Board of Directors and management have fully considered this proposal and are only asking for the approval of our shareholders to ensure that we have the means to maximize shareholder values, as we continue our progress and the markets start to recover.

We acknowledge that giving our Board of Directors this authority entails risk. Historically, the market has viewed a reverse stock split as a negative signal from a company - an indication of lack of faith in the company's ability to grow and achieve a desired stock price and market capitalization. As a result, reverse stock splits have often led to reductions in stock prices and overall market values. At a time when, generally, stock prices have declined for the past three years, and our stock price has been no exception, we can appreciate that even the suggestion of the possibility of WaveRider considering such a step is cause for concern and questioning.

In addition to the discussion in our proxy statement, to understand why we are making this request, we ask that you consider the following general industry conditions:

1) Over the past year we have taken a number of significant steps to put our finances and operations in order.

         a) Revenue and unit sales continue to grow at double-digit levels, on a year on year basis, and have done so for four consecutive quarters.

         b) Product margins continue to grow rapidly, both on an absolute basis and as a percent of revenue, thus providing us with pricing flexibility going forward.

         c) Our expenses remain tightly controlled bringing us within reach of profitability.

         d) Cash consumption has declined to under $100,000 per quarter and, with the completion of our recently announced acquisition and financing, we have the financial wherewithal to fund our current operations for the foreseeable future. The requirement for a going concern qualification will be removed for the first time in over a year from our financial statements for the quarter ended June 30, 2003.

2) Over the past number of months, we have seen a strengthening in the market in general and, specifically, within the wireless sector.
         Companies in our sector have seen stock appreciation of 100% - 200% over this time frame. Our stock price has matched and, in many cases, exceeded these growth numbers.

3) The ongoing weakness in the capital markets has pushed a large number of companies to, and sometimes over, the edge in terms of financial resources, manpower and management capability. Many of these companies retain significant assets either in the form of intellectual property and/or financial resources but do not have the capabilities to effectively proceed. As such, the pace of mergers and acquisitions appears to be accelerating, as the survivors pick up technologies and capabilities for a fraction of their original cost.

We believe that these factors put us in a strong position to enter into advantageous transactions, which we expect will consist of acquisitions of technology, but may include financings, joint ventures or other business combinations and transactions. However, our low stock price, large number of shares outstanding and the fact we are not traded on a recognized market may put us at a disadvantage. We believe that these factors mean that we are often not even considered by potential partners, since we cannot attract the institutional investors who are often the current or future backers of these types of deals.

It is in this context that, through the proxy materials mailed to our stockholders on or about July 28, 2003, we are asking our shareholders to provide us with the ability to overcome these objections, opening the door to potential deals. We are not asking our shareholders to approve a reverse split at this time - only to authorize our Board of Directors to affect one, if our Board of Directors believes the situation warrants it. With this discretion we can show potential partners that we have the ability to affect a reverse stock split and presumably raise our stock price, qualify for an established market and be a company that institutional investors can invest in. It gives us the ability to get to the table.

Over the next year, on the other hand, we may not find a transaction that is sufficiently beneficial for our shareholders to warrant the use of this tool. As such, we are also asking our shareholders to give our Board of Directors the authority not to affect a reverse stock split. We may find that our best results are through the continued growth and refinement of our current business plan or through small transactions that would not provide the financial impetus to warrant a reverse stock split. If this is the case then the authority will lapse.

In summary, our Board of Directors and all of our staff continue to be highly focused on increasing shareholder value and continuing our long-term success.

                                   Signatures:

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 29, 2003

                                     WAVERIDER COMMUNICATIONS INC.

                                     By: /s/ Bruce Sinclair
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                                         Bruce Sinclair, Chief Executive Officer